Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BALLISTIC RECOVERY SYSTEMS, INC.

(as of March 15, 2007)

Ballistic Recovery Systems, Inc. is a corporation formed and organized as of February 4, 1980, under Minnesota Statutes, Chapter 302A (the Minnesota Business Corporation Act, referred to hereinafter as the ”Act”).  These bylaws govern the corporation and are intended to comply with the Act.

Article 1
Offices

1.1                                 Registered Office.  The corporation’s registered office shall be located within the State of Minnesota as set forth in the articles of incorporation.  The corporation’s board of directors (the ”Board”) shall have authority to change the corporation’s registered office and a statement evidencing any such change shall be filed with the Minnesota Secretary of State, as required by law.

1.2                                 Offices.  The corporation may have other offices, including its principal business office, either within or without the State of Minnesota.

Article 2
Shareholder Control Agreement

2.1                                 Shareholder Control Agreement.  In the event of any conflict or inconsistency between these bylaws or any amendment thereto, and any shareholder control agreement, whenever adopted, such shareholder control agreement shall govern.

Article 3
Shareholders

3.1                                 Regular Meetings.  Regular meetings of the shareholders shall be held at the corporation’s registered office or at such other place within or without the State of Minnesota as is designated by the Board.  Regular meetings may be held annually or on a less frequent periodic basis, as established by a Board resolution, or may be held on call by the Board from time to time as and when the Board determines.  At each regular meeting, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and may transact such other business which properly comes before them.  Any regular meeting held pursuant to such a demand by a shareholder or group of shareholders shall be held within the county where the corporation’s principal executive office is located.

3.2                                 Special Meeting.  Unless otherwise prescribed by statute or the articles of incorporation, special meetings of the shareholders may be called by the President, by a Vice President in the absence of the President, by the Treasurer, or by the Board or any two or more directors thereof.  Special meetings may also be called by any one or more shareholders holding ten percent or more of the issued and outstanding voting shares of the corporation by delivering to the President or Treasurer a written demand for a special meeting, which demand shall state the purposes of such meeting.

3.3                                 Quorum.  Except as otherwise provided by statute or by the articles of incorporation, business may be transacted at any duly held meeting of the shareholders at which a quorum is present.  The holders of a majority of the voting power of the shares entitled to vote at a meeting constitute a quorum.  The shareholders present at the meeting may continue to transact business until adjournment, even though a number of shareholders withdraw leaving less than a quorum. If a quorum is not present at any meeting, those shareholders present have the power to adjourn the meeting from time to time until the requisite number of voting shares is present.  If the date, time and place of the reconvened meeting is announced at the original meeting or an adjournment of the original meeting, no additional notice of the date, time and place of the reconvened meeting is required to be made to the shareholders so long as the reconvened meeting takes place within 120 days of the date of the original meeting.  If the reconvened meeting does not occur within 120 days of the original meeting, the date, time and place of the reconvened meeting shall be delivered to all shareholders. Any business which might have been transacted at the meeting which was adjourned may be transacted at the reconvened meeting.

3.4                                 Voting.  At each shareholder meeting, every shareholder having the right to vote is entitled to vote in person or by proxy.  Shareholders have one vote for each share having voting power standing in their name on the corporation’s books, unless otherwise provided in the articles of incorporation, these bylaws, or in the terms of the shares held.  All elections and questions shall be decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except as otherwise required by statute, the articles of incorporation, these bylaws, or by an agreement among the shareholders.

3.5                                 Notice of Meeting.  Notice of regular or special meetings of the shareholders shall be given by an officer or agent of the corporation to each shareholder shown on the corporation’s books to be the holder of record of shares entitled to vote at the meeting.  Notice of a regular meeting must be mailed to each shareholder at the shareholder’s address, as shown on the corporation’s books, at least ten calendar days prior to the meeting.  Notice of a special meeting must be mailed to each shareholder at least five days prior to the meeting.  The notice must contain the date, time and place of the meeting, and in the case of a special meeting, must also contain a statement of the purpose of the meeting.  In no event shall notice be given more than 60 days prior to the meeting.  If a plan of merger, exchange, sale or other disposition of all or substantially all of the corporation’s assets is to be considered at a shareholder meeting, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 days prior to the date of such meeting.  A shareholder may waive notice of the meeting orally or in writing.  In addition, mere attendance by a shareholder at a meeting of the shareholders also constitutes a waiver of notice of such meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not thereafter participate in the consideration of the item at that meeting.

3.6                                 Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxies must be filed with an officer of the corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy.  No proxy is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation.  Termination of a proxy may be made by filing written notice of the termination of the proxy with an officer of the corporation or by filing a new proxy with an officer of the corporation.  Termination, in either manner, revokes all prior proxy and is effective when filed with an officer of the corporation.

3.7                                 Record Date.  The Board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of the shareholders as a record date for the determination of which shareholders are entitled to notice of and to vote at any meeting and any meeting subsequent to adjournment.  If a record date is fixed by the Board, only those shareholders of record on the record date shall be entitled to receive notice of and to vote at the meeting and any meeting subsequent to adjournment or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed.  The Board may close the books of the corporation against transfers of shares during the whole or any part of such period.

3.8                                 Presiding Officer.  The President of the corporation shall preside as chairman over all meetings of the shareholders.  In the absence of the President, the President may choose to appoint any person to preside as chairman over any meeting of the shareholders.  The Secretary of the corporation shall serve as secretary of all meetings of the shareholders, and in the absence of the Secretary, the chairman of the meeting shall appoint any person to serve as secretary.

3.9                                 Written Action by Shareholders.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed (or consented to by “authenticated electronic communication,” as defined in the Act) by all of the shareholders entitled to notice of a meeting for such purpose.

Article 4
Directors

4.1                                 General.  The corporation’s property, affairs and business shall be managed by the Board.  In addition to the powers and authority expressly conferred upon the Board by these bylaws, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not (i) prohibited by law, the articles of incorporation, these bylaws or an agreement among all the shareholders, or (ii) required to be exercised or done by the shareholders by any of the foregoing.

4.2                                 Number.  The number of directors shall be at least one, or such other number as may be determined by the Board or by the shareholders at an annual meeting or special meeting called and held for that purpose.  The number of directors may also be increased (but not decreased) by resolution adopted by the affirmative vote of a majority of the Board.  Any newly created directorships established by the Board shall be filled by a majority vote of the directors serving at the time of increase.

4.3                                 Qualifications and Term of Office.  Directors need not be shareholders or residents of the State of Minnesota.  The Board shall be elected by the shareholders at their regular meeting and at any special shareholder meeting called for that purpose.  A director shall hold office until the annual meeting for the year in which his or her term expires (or indefinitely if no term is stated upon election or appointment to the Board) and until the director’s successor is elected and qualifies, or until the earlier of death, resignation, removal or disqualification of the director.  Any director may resign at any time by giving written notice to the Secretary of the corporation, such resignation to be effective as of the date of receipt of notice by the corporation or such later time as specified therein.

4.4                                 Quorum.  A majority of the Board constitutes a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum exists are the acts of the Board, except as specifically provided by statute or by the articles of incorporation.  If less than a quorum is present at any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.  In a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment notwithstanding the withdrawal of originally present directors to leave less than quorum.

4.5                                 Meetings.  Meetings of the Board may be held from time to time at any place, within or without the State of Minnesota, that the Board may select.  If the Board fails to select a place for a meeting, the meeting shall be held at the corporation’s principal executive office.  Annual meetings shall be held without notice immediately following each regular shareholder meeting at the same location of such shareholder meeting.  The President or any director may call a special Board meeting by giving at least three days notice to all directors of the date, time and place of the meeting.  Notices not mailed may be delivered orally, by confirmed facsimile, or confirmed electronic communication in accordance with the Act.  If the date, time and place of the Board meeting has been announced at a previous Board meeting, then no additional notice of such meeting is required, except that notice shall be given to all directors who were not present at the previous meeting.  Notice of a Board meeting need not state the purpose of the meeting.  A director may waive notice of the meeting orally or in writing before, at or after the meeting. In addition, mere attendance by a director at a meeting of the Board also constitutes a waiver of notice of such meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting allegedly is not lawfully called or convened and such director does not thereafter participate in the meeting.

4.6                                 Meeting by Remote Communication.  A director may participate in a board meting by means of conference telephone or by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting.  Participation in a meeting by that means constitutes presence at the meeting.  In addition, any meeting among directors may be conducted solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting, if the same notice is given of the meeting required hereunder, and if the number of directors so participating in the meeting is sufficient to constitute a quorum at the meeting.

4.7                                 Committee.  By the affirmative vote of a majority of the directors, the Board may establish a committee or committees having the authority of the Board in the management of the corporation’s business to the extent provided in the Board resolution.  A committee shall consist of one or more persons, who need not be directors, that have been appointed by affirmative vote of a majority of the directors present.  A majority of the members of the committee present at any meeting of the committee is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution approved by the Board.  Minutes of any meetings of committees created by the Board shall be available upon request to members of the committee and to any director.  Any such committee shall (i) act only in the interval between meetings of the Board, (ii) be subject at all times to the control and direction of the Board, and (iii) report to the Board when required.

4.8                                 Action by Absent Director.  A director may give advance written consent or opposition to a proposal to be acted upon at a Board meeting by giving a written statement to the President, Treasurer or any director which sets forth the proposal to be voted on and contains a statement of the director’s voting preference with regard to the proposal.  An advance written statement does not constitute presence of the director for purposes of determining a quorum, but the advance written statement shall be counted in the vote on the subject proposal provided that the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal set forth in the advance written statement.  The advance written statement by a director on a proposal shall be included in the records of the Board’s action on the proposal.

4.9                                 Removal of Directors.  Any director who has been elected by the Board to fill a vacancy or to fill a directorship created by action of the Board may be removed by a majority vote of all directors constituting the Board, exclusive of the director whose removal is proposed, provided that such director has not been reelected by the shareholders.  Any director may be removed, with or without cause, by a majority vote of the shareholders entitled to vote at an election of directors; provided that, if a director has been elected solely by the holders of a class or series of shares, that director may be removed only by the affirmative vote of a majority of the voting power of all shares of that class or series entitled to vote at an election of that director.

4.10                           Vacancies.  Any vacancy on the Board resulting from the death, resignation, or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum.  Any vacancy resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.  Subject to removal as provided in Section 3.11 above, each director elected under this Section to fill a vacancy shall hold the office until a qualified successor is elected by the shareholders at the next annual meeting or special meeting of the shareholders called for that purpose.

4.11                           Written Action by Less than All of the Directors.  Any action which may be taken at a meeting of the Board may be taken without a meeting and notice thereof if a consent in writing setting forth the action taken is signed (or consented to by authenticated electronic communication) by all of the directors.  Notwithstanding the foregoing, if permitted by the articles of incorporation, any action which may be taken at a meeting of the Board may be taken without a meeting and notice thereof if a consent in writing setting forth the action taken is signed (or consented to by authenticated electronic communication) by the number of directors required to take the same action at a duly held meeting of the Board at which all of the directors are present.  If a written action may be signed by less than all the directors, all directors shall be notified immediately of the text and the effective date of the action.  Failure to provide the notice does not invalidate the written action.  A director who does not sign or consent to the written action has no liability for the action or actions so taken.  Notwithstanding the foregoing, as required by the Act, actions requiring the approval of the corporation’s shareholders must be approved unanimously by the Board if such approval is to be expressed in writing and without a meeting.

4.12                           Dissent from Action.  A director of the corporation who is present at a meeting of the Board at which any action is taken shall be presumed to have assented to the action taken unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter, or unless the director votes against the action at the meeting, or is prohibited from voting on the action.

4.13                           Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board and shall perform such other duties as may from time to time be assigned by the Board.  In the absence of the Chairman of the Board, the Chairman may appoint any person to preside over the meeting.

Article 5
Officers

5.1                                 Election of Officers.  The Board shall from time to time elect a Chief Executive Officer who may also be designated as President, and shall from time to time elect a Chief Financial Officer who may also be designated as Treasurer.  The Board may, but shall not be required to, elect a Secretary, one or more Vice Presidents, and a Chairman of the Board.  In addition, the Board may elect such other officers and agents as it may deem necessary.  The officers shall exercise such powers and perform such duties as are prescribed by applicable statutes, the articles of incorporation, these bylaws, or as may be determined from time to time by the Board.  Any number of offices may be held by the same person.

5.2                                 Term of Office.  The officers shall hold office until their successors are elected and qualify; provided, however, that any officer elected or appointed by the Board may be removed with or without cause by the affirmative vote of a majority of the directors.  Any officer may resign at any time by giving notice of resignation to the President or Secretary of the corporation.  Such resignation shall be effective at the date of receipt of notice, or at any later time as specified therein.

5.3                                 Chief Executive Officer.  The Chief Executive Officer shall:  (a) have general active management of the corporation’s business; (b) when present, preside at all shareholder meetings; (c) when present, and if there is not a Chairman of the Board, preside at all Board meetings; (d) see that all orders and resolutions of the Board are carried into effect; (e) sign and deliver in the corporation’s name any deeds, mortgages, bonds, contracts or other instruments pertaining to the corporation’s business, except in cases where the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation, these bylaws, or by the Board to some other officer or agent of the corporation; (f) maintain records of and, whenever necessary, certify all proceedings of the Board and the shareholders; and (g) perform all other duties prescribed by the Board.  All other officers shall be subject to the direction and authority of the Chief Executive Officer.

5.4                                 Chief Financial Officer.  The Chief Financial Officer shall:  (a) keep accurate financial records for the corporation; (b) deposit all money, drafts and checks in the name of and to the credit of the corporation in the banks and depositories designated by the Board; (c) endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) disburse corporate funds and issue checks and drafts in the corporation’s name, as ordered by the Board; (e) render to the Chief Executive Officer and the Board, whenever requested, an account of all transactions by the Chief Financial Officer and of the corporation’s financial condition; and (f) perform all other duties prescribed by the Board or the Chief Executive Officer.

5.5                                 Vice President.  Each Vice President, if any, shall have such powers and perform such duties as may be specified in these bylaws or prescribed by the Board.  If the Chief Executive Officer is absent or disabled, the Vice President shall succeed to the President’s powers and duties.  If there are two or more Vice Presidents, the order of succession shall be determined by seniority of election or as otherwise prescribed by the Board.

5.6                                 Secretary.  The Secretary, if any, shall attend all shareholder meetings and meetings of the Board.  The Secretary shall act as clerk and shall record all the proceedings of the meetings in the corporation’s minute book and shall give proper notice of shareholder meetings and of Board meetings. The Secretary shall keep the corporation’s seal, if any, and shall affix the seal to any instrument requiring it, shall attest the seal, keep a register of all addresses of the shareholders and shall perform such other duties as may be prescribed from time to time by the Board.

5.7                                 Assistant Officers.  In the event of absence or disability of any Vice President, Secretary, or the Chief Financial Officer, the assistant to such officer, if any, shall succeed to the powers and duties of the absent officer until the principal officer resumes his duties or a replacement is elected by the Board.  If there are two or more assistants, the order of succession shall be determined through seniority by the order in which elected or as otherwise prescribed by the Board.  The assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board or the principal officer under whom they serve, but at all times shall remain subordinate to the principal officers they are designated to assist.

Article 6
Indemnification

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota as now in effect or as the same may be hereafter modified.

Article 7
Shares and Their Transfer

7.1                                 Share Certificates.  Unless the Board has provided that all or some of the corporation’s shares are to be uncertificated, every owner of shares of the corporation shall be entitled to a certificate in the form prescribed by the Board, conforming to the requirements of the Act and certifying the number of shares owned by such shareholder.  The certificates shall be numbered in the order in which they are issued and shall be signed in the corporation’s name by the Chief Executive Officer or a Vice President and by the Secretary or Assistant Secretary, or the Chief Financial Officer, or any other officer specifically so authorized by the Board, and shall have the corporate seal, if any, affixed thereto.  A record shall be kept of the name of the person owning the shares represented by each certificate, the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation.  Except as provided in Section 7.2, every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no other certificate shall be issued in exchange for any existing certificate until such existing certificate is cancelled.

7.2                                 Lost Certificates.  Any shareholder claiming that a certificate for shares has been lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board may require and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to and in an amount determined by the Board to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of the certificate.  A new certificate may then be issued in the same tenor for the same number of shares as the one alleged to have been lost or destroyed.

7.3                                 Transfer Agent and Registrar.  The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

7.4                                 Facsimile Signature.  When any certificate is manually signed by a transfer agent, a transfer clerk, or a registrar appointed by the Board to perform such duties, a facsimile or engraved signature of the officers and a facsimile corporate seal, if any, may be inscribed on the certificate in lieu of the actual signatures and seal.

Article 8
Financial and Property Management

8.1                                 Checks.  All checks, drafts other orders for the payment of money, notes or other evidences of indebtedness issued in the corporation’s name shall be signed by the President or Treasurer, or any other officer or agent of the corporation, as may from time to time be determined by resolution of the Board.

8.2                                 Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

8.3                                 Voting Securities Held by Corporation.  The President, or other officer or agent designated by the Board, shall have full power and authority on the corporation’s behalf to attend, act at, and vote at any meeting of security or interest holders of other companies or entities in which the corporation may hold securities or interests.  At the meeting, the President or other designated agent shall possess and exercise any and all rights and powers incident to the ownership of the securities or interest which the corporation holds.

8.4                                 Registered Shareholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Minnesota.

Article 9
Distributions

9.1                                 Distributions.  Subject to provisions of applicable law and the Articles of Incorporation, distributions upon the capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

9.2                                 Reserves.  Before payment of any distribution, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Article 10
General Provisions

10.1                           Seal.  The Board of Directors may adopt a suitable seal, which need only contain the word “seal” but may contain such additional wording as is permitted by law.  This seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

10.2                           Fiscal Year.  The fiscal year of the corporation shall begin on the first day of October in each year.

Article 11
Amendments

The Board is expressly authorized to make bylaws and from time to time to adopt, amend or repeal bylaws so made to the extent and in the manner prescribed in the Act.  The Board shall not adopt, amend or repeal a bylaw fixing a quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office; but the Board may adopt or amend a bylaw to increase the number of directors.  The Board’s authority to adopt, change or repeal the bylaws is subject to the power of the voting shareholders to do the same by a vote of shareholders holding a majority of the shares entitled to vote and present or represented at any regular meeting or special meeting called for that purpose, subject to any higher voting threshold as may be specified in an agreement among all of the shareholders.

Date of Adoption: March 15, 2007